Smart-tek Solutions, Inc.’s Bird Flu Containment System China Conference Video Now Available on Company Website.

Video Offers Synopsis of Successful Demonstration in China of its Proprietary System to Monitor Poultry Flocks Potentially Infected with the Deadly Bird Flu Virus

CORTE MADERA, Calif., April 3, 2006 - Smart-tek Communications, Inc. announced today a video, power point presentation and photos of its successful demonstration in the People’s Republic of China of its RFID tracking and containment system for its parent company, Smart-tek Solutions, Inc.(OTCBB: STTK) are now available on the company’s website.

The video of the demonstration can be viewed at www.smart-teksolutions.com/rfid-video.html.

The power point presentation can be viewed at www.smart-teksolutions.com/rfid-presentation.html.

Photos of the demonstration can be viewed at www.smart-teksolutions.com/photogallery.html.

The eight and a half minute video is a synopsis of the three and a half hour first Global RTAC-PM System conference held last week in Beijing.

“This is a great opportunity to get a better understanding of the issue and the approach Smart-tek is taking to contain this devastating threat to mankind,” said Perry Law, president of Smart-tek Communications, Inc.  “As Smart-tek chairman, Donald Gee pointed out at the conference, the World Health Organization has recommended that surveillance and continued monitoring of domestic poultry is amongst the first lines of defense in the world-wide fight against bird flu. Those in attendance embraced our proprietary technology and Chinese government officials have subsequently requested detailed cost estimates for the implementation of the system.”

The system, “RTAC-PM,” was designed for the livestock industry and is targeted specifically for the poultry industry with user defined alerts that could assist governmental agencies to monitor poultry movement. The RTAC-PM system incorporates leading edge technology and is customized around customers’ requirements with the flexibility to adapt to various types of OEM products.

More than 50 government, academic and industry experts along with numerous media, media, including CCTV (China Central TV – the largest state owned television broadcaster) were on hand for the Conference which was held at the China World Hotel.

Facilitation of the Smart-tek RTAC-PM system in China will be handled by the Company’s sole licensee, SES investments (China) Limited which will serve as a liaison with the central government.

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector and poultry monitoring with its RTAC-PM bird flu containment system, providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc. Smart-tek Communications, Inc. is the Company's initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communication (“SCI”) is a market leader in providing surveillance technology solutions for the monitoring and containment of the H5N1 virus with the recent introduction of its RTAC-PM system.  This scaleable system has been designed to help countries contain the deadly avian flu virus currently threatening the world.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

More information on Smart-tek Solutions’ RTAC-PM bird flu containment system can be found at www.smart-teksolutions.com/rfid.html.

More information on Smart-tek Solutions can be found at www.smart-teksolutions.com.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and quarterly report on Form 10-QSB the quarter ended December 31, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711